                                                                    EXHIBIT 10.e
                        AMENDED AND RESTATED
                   SECURITIES PURCHASE AGREEMENT


     THIS AMENDED AND RESTATED SECURITIES PURCHASE AGREEMENT, dated as of November 23, 1993 (hereinafter referred to as "this Agreement"), amends and restates the Securities Purchase Agreement, dated as of March 31, 1993, between MascoTech, Inc., a Delaware corporation (formerly known as Masco Industries, Inc., the "Company"), and Masco Corporation, a Delaware corporation ("Masco").

     WHEREAS, the Company desires to have the right to sell to Masco, and Masco is willing to purchase from the Company at its request, from time to time, up to $200 million principal amount of subordinated debt securities upon the terms and conditions hereinafter set forth;

     NOW, THEREFORE, the parties agree as follows:

     1. Authorization of Issues of Securities. (a) The Company has authorized the issuance and delivery of separate series of subordinated debt securities ("Securities"), such Securities to have substantially the same terms and provisions as the form of subordinated note attached hereto as Exhibit A.

     (b) The Securities shall be issued in separate series with the interest rate on each such series being a rate per annum that is 400 basis points over the average Treasury Rate (as hereinafter defined) for the week preceding the week in which the notice of purchase referred to in Paragraph 2 is given to Masco. "Treasury Rate" means the rate for noncallable direct obligations of the United States ("Treasury Notes") having a remaining maturity of five years, as published in the Federal Reserve Statistical Release H.15(519) (or any successor publication provided by the Board of Governors of the Federal Reserve System) under the heading "Treasury Constant Maturities." If a rate for Treasury Notes having a remaining maturity of five years has not been so published or reported for the preceding week as provided above by 1:00 P.M., New York City time, on the day such notice is given to Masco, then the Treasury Rate shall be calculated by the Company and shall be a yield to maturity (expressed as a bond equivalent, on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) of the arithmetic mean of the secondary market bid rates, as of approximately 1:30 P.M., New York City time, on the date of such notice, of three leading primary United States government securities dealers selected by the Company for the purchase of Treasury Notes with a remaining maturity of five years.

     (c) Each issuance of Securities shall constitute a separate and discrete series of securities and may be redeemed pursuant to Section 5.1 of the form of subordinated note attached hereto as Exhibit A without regard to the redemption of any other Securities.

     (d)  The parties confirm that the Securities constitute
"Subordinated Debentures" under the Registration Agreement between them dated as of March 31, 1993.

     2. Obligation to Purchase. (a) Subject to the terms and conditions set forth herein, Masco agrees to purchase, at par, at any time or from time to time on or before March 31, 1997, upon the Company's written notice, up to $200 million aggregate principal amount of Securities (the "Commitment"). The Company's written notice shall specify the principal amount of Securities that Masco is required to purchase (which for each respective issuance of Securities shall be $10 million or any larger multiple of $1 million) and the interest rate, as determined in accordance with the provisions of Paragraph 1(b). The interest rate set forth in such notice shall be final and binding in the absence of manifest error.

     (b) The Commitment is not revolving in nature, and any Securities repurchased, redeemed or otherwise acquired by the Company shall not restore the Commitment. The Company may reduce or terminate the unused portion of the Commitment at any time by written notice to Masco.

     3. Closing. (a) Any closing of a sale of Securities to Masco hereunder shall occur at Masco's offices on the tenth Business Day (as hereinafter defined) after the Company gives Masco the written notice referred to in Paragraph 2. The term "Business Day" shall mean any day, except a Saturday, Sunday or other day on which commercial banks in New York City are authorized by law to close, on which commercial banks are open for international business (including dealings in dollar deposits) in London.

     (b) At each closing, provided the Company has paid all commitment fees then due and payable under Paragraph 4 and provided the Company's representations and warranties set forth in Paragraphs 6(b) through 6(f) shall then be true and correct, Masco shall deliver to the Company immediately available funds in an amount equal to the aggregate principal amount of Securities being purchased.

     (c) At each closing, the Company shall deliver to Masco one or more certificates for the Securities being issued, registered in the name of Masco (or such other person as Masco may designate prior to the closing) with any such legend that may be appropriate and in such denominations of $1,000 and any multiple thereof as Masco may specify prior to the closing. The Company's delivery of the certificates representing the Securities being purchased shall automatically be deemed to be a representation by the Company that all of the representations and warranties set forth in Paragraphs 6(b) through 6(f) are true and correct as of the date of closing. The accuracy of such representations and warranties shall be a condition to Masco's obligation to purchase such Securities.

     4. Commitment Fee. (a) The Company shall pay Masco a commitment fee for Masco's Commitment hereunder at the rate of 0.125% per annum on the daily average amount by which the Commitment exceeds the principal amount of Securities purchased by Masco hereunder (including Securities previously issued and redeemed).

     (b) The commitment fee shall continue to accrue from and including the date hereof to but excluding the date on which the aggregate principal amount of Securities purchased by Masco hereunder (including Securities previously issued and redeemed) equals the Commitment (as may be reduced or terminated by the Company pursuant to Paragraph 2(b)). Such fee shall be computed for the actual number of days elapsed and shall be payable quarterly on the last day of each calendar quarter, and upon fulfillment of the Commitment in its entirety or the earlier termination of the Commitment.

     5. Representations of Masco. Masco represents and warrants to the Company that:

     (a) Masco is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and is authorized by its certificate of incorporation to carry on its business as now conducted.

     (b) The execution, delivery and performance by Masco of this Agreement and the consummation by Masco of the transactions contemplated hereby are within the corporate powers of Masco and have been duly authorized by all necessary corporate action on the part of Masco. This Agreement constitutes a valid and binding agreement of Masco.

     (c) The execution, delivery and performance of this Agreement do not result in any violation by Masco of any indenture, mortgage or other agreement or instrument by which Masco or any of its Subsidiaries (as hereinafter defined) is bound.

     (d) No authorization, consent or approval of, or registration or filing with, any governmental or public body or regulatory authority is required on the part of Masco which has not been obtained for the purchase by Masco of the Securities contemplated by this Agreement, and such a purchase will not result in any violation by Masco of any of the terms or provisions of its certificate of incorporation or by-laws.

 (e) Masco has received such information from the Company as it deems necessary and sufficient in order to make an informed investment decision regarding its commitment to purchase Securities hereunder. Masco is a sophisticated investor, with such knowledge and experience in financial matters that it is capable of evaluating the risks and merits of an investment in the Securities, and is purchasing such Securities for its own account for investment and (subject, to the extent necessary, to the disposition of its property being at all times within its control) not with a view to any distribution or other disposition thereof, and is proceeding on the assumption that it must bear the economic risk of any such investment for an indefinite period since such Securities may not be sold except as set forth below. If Masco decides to dispose of any of the Securities acquired pursuant to this Agreement or any securities issued in exchange or substitution therefor (which it does not presently contemplate), it will not offer, sell or deliver any such securities, directly or indirectly, except in compliance with the Securities Act of 1933.

     6. Representations of the Company. The Company represents and warrants to Masco that:

     (a) (i) As of the date hereof, the Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

          (ii) As of the date hereof, (1) each of the Company's Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and has all corporate powers and all material governmental licenses, authorization, consents and approvals required to carry on its business as now conducted, and (2) all of the outstanding shares of capital stock of each such Subsidiary have been duly authorized and validly issued and are fully paid and non-assessable and are owned directly or indirectly by the Company (except for directors' qualifying shares of certain such Subsidiaries and equity interests in Subsidiaries owned by Persons (as hereinafter defined) other than the Company which individually or in the aggregate are not material to the Company and its Subsidiaries taken as a whole) free and clear of all Liens (as hereinafter defined), except Liens not material to the Company and its Subsidiaries taken as a whole.

          (iii) The following terms, as used herein, have the following meanings:

          "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset.

          "Person" means an individual, a corporation, a partner- ship, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

          "Subsidiary" means, with respect to any Person, any corporation or other entity of which a majority of the capital stock or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person.

     (b) The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby are within the Company's corporate powers and have been duly authorized by all necessary corporate action on the part of the Company. This Agreement constitutes a valid and binding agreement of the Company.

     (c) The Securities issuable from time to time pursuant to this Agreement have been duly authorized by all necessary corporate action on the part of the Company and, if and when such Securities are issued pursuant to this Agreement, such Securities will constitute valid and binding obligations of the Company.

     (d) Assuming the truth and accuracy of Masco's representations and warranties set forth in Paragraph 5(e), no authorization, consent or approval of, or registration or filing with, any governmental or public body or regulatory authority is required on the part of the Company for the issuance of the Securities pursuant to this Agreement prior to the issuance of Securities hereunder, and such issuance will not result in any violation by the Company of any of the terms or provisions of the certificate of incorporation or bylaws of the Company.

     (e) The execution, delivery and performance by the Company of this Agreement and the issuance of Securities pursuant to this Agreement do not result in any violation by the Company of any of the terms or provisions of any indenture, mortgage or other agreement or instrument by which the Company or any of its Subsidiaries is bound.

     (f) The Company is not and, after giving effect to any proposed issuance of Securities for which the Company has given written notice, will not be in default with respect to any of the Securities or any other of the Company's securities acquired from the Company by Masco or any of its Subsidiaries; and there is no event which, with the giving of notice or passage of time, would constitute a default with respect to any of the Securities or any other of the Company's securities acquired from the Company by Masco or any of its Subsidiaries.

     7. Opinions of Counsel. Concurrently with the execution hereof,

         (a) Masco is delivering to the Company an opinion of John R. Leekley, counsel to Masco, dated the date hereof, to the effect specified in Paragraphs 5(a) through 5(d).

         (b) The Company is delivering to Masco an opinion of Dykema Gossett, counsel to the Company, dated the date here of, to the effect specified in Paragraphs 6(a)(i) and 6(b) through 6(d).

     8. Miscellaneous. All notices, requests and other communi cations to either party hereunder shall be in writing (including telex, telecopy or similar writing) and shall be delivered by hand and receipted for by the party to whom such communication shall have been directed or mailed by certified mail return receipt requested to the following address (or to such other address as the party receiving such communication has theretofore advised the other party in the manner provided for herein):

     (a)  If to Masco, to:

               21001 Van Born Road
               Taylor, Michigan 48180
               Telecopy: (313) 374-6430
               Attention:  President

               with a copy to:

               John R.  Leekley
               Vice President and
                 General Counsel
               Masco Corporation
               21001 Van Born Road
               Taylor, Michigan 48180
               Telecopy: (313) 374-6430

          except in the case of notices required under Paragraph
          2, in which case each such notice shall be deemed delivered only upon actual receipt, directed to:

               Masco Corporation
               21001 Van Born Road
               Taylor, Michigan  48180
               Telecopy:  (313) 374-6135
               Attention:  Robert B. Rosowski
                           Vice President - Controller

     (b)  If to the Company, to:

               21001 Van Born Road
               Taylor, Michigan 48180
               Telecopy: (313) 374-6136
               Attention:  President

               with a copy to:

               Lloyd A. Semple
               Dykema Gossett
               400 Renaissance Center
               Detroit, Michigan 48243
               Telecopy: (313) 568-6915

     9. Amendments; No Waivers. This Agreement may not be amended or terminated, nor any condition or term hereof be waived orally, but only by an instrument in writing duly executed by the parties hereto or, in the case of a waiver, by the party other wise entitled to performance. No failure or delay by either party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

     10. Expenses. All costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

     11. Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that neither party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other party hereto, except that Masco may transfer or assign, in whole or from time to time in part, to one or more of its affiliates, its obligation to purchase all or a portion of the Securities, but no such transfer or assignment will relieve Masco of its obligations hereunder.

     12. Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of Michigan.

     13. Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be deemed an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by the other party hereto.

     14. Captions. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

     IN WITNESS WHEREOF, the parties hereto here caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                              MASCO CORPORATION


                              By /s/Richard G. Mosteller
                                 -------------------------------
                              Its Senior Vice President-Finance
                                 -------------------------------

                                   MASCOTECH, INC.


                              By Timothy Wadhams
                                 ------------------------------
                              Its Vice President - Controller
                                 -------------------------------

                                                        Exhibit A

                     FORM OF SUBORDINATED NOTE





                    [insert appropriate legend]





No.   [          ]                            $[Principal Amount]


                             MASCOTECH, INC.

     __% Subordinated Note Due [5 years from original issue date], Series ___

     MascoTech, Inc., a Delaware corporation (together with its successors and assigns the "Issuer"), for value received hereby promises to pay to ______________________ or registered assigns the principal sum of __________, on the Stated Maturity Date (as hereinafter defined) or any earlier redemption date, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest, semiannually in arrears, on April 1 and October 1 (unless such day is not a Business Day (as hereinafter defined), in which event on the next succeeding Business Day) (each an "Interest Payment Date") of each year in which this Note remains outstanding, commencing with ___________________, 19__, on the unpaid principal sum hereof outstanding in like coin or currency, at the rates per annum set forth below, by check mailed to the address of the holder as such address shall appear in the Register (as hereinafter defined), from the most recent Interest Payment Date to which interest has been paid on this Note, or if no interest has been paid on this Note, from ____________, 19__, until payment in full of the principal sum hereof has been made.

     The interest rate shall be a rate per annum that is specified on the face hereof (the "Interest Rate"). Further, the Issuer shall pay interest on overdue principal at a rate per annum 1% above the rate borne by this Note at the time the same became overdue (the "Overdue Rate"), and interest on overdue installments of interest, to the extent lawful, at the Overdue Rate. Interest payments on this Note will include interest accrued to but excluding the Interest Payment Dates or the Stated Maturity Date (or any earlier redemption or repayment date), as the case may be. Interest on this Note will be calculated on the basis of a 360 day year of twelve 30-day months.

     Notwithstanding anything herein to the contrary, the interest or any amount deemed to be interest payable by the Issuer with respect to this Note shall not exceed the maximum amount permitted by applicable law and, to the extent that any payments in excess of such permitted amount are received by the holder, such excess shall be considered payments in respect of the principal amount of this Note. All sums paid or agreed to be paid to the holder for the use, forbearance or retention of the indebtedness of the Issuer to the holder shall, to the extent permitted by applicable law, be deemed to be amortized, prorated, allocated and spread throughout the full term of such indebted ness until payment in full of the principal so that the interest on account of such indebtedness shall not exceed the maximum amount permitted by applicable law.

     This Note is one of a duly authorized issue of subordinated notes designated as the ___% Subordinated Notes Due _____, Series ____ of the Issuer, limited in aggregate principal amount to $________ (hereinafter called the "Notes").

     This Note is transferable and assignable to one or more purchasers (in any multiple of $10,000), subject to the restrictions on transfer, if any, referred to on the face hereof. The Issuer agrees to issue from time to time replacement Notes in the form hereof to facilitate such transfers and assignments. In addition, after delivery of an indemnity in form and substance satisfactory to the Issuer, the Issuer also agrees to issue replacement Notes for Notes which have been lost, stolen, mutilated or destroyed.

     The Issuer shall keep at its principal office a register (the "Register") in which shall be entered the names and address es of the registered holders of the Notes and particulars of the respective Notes held by them and of all transfers of such Notes. The ownership of the Notes shall be proven by the Register. For the purpose of paying interest and principal on the Notes, the Issuer shall be entitled to rely on the names and addresses in the Register and notwithstanding anything to the contrary contained in this Note, no Event of Default shall occur under Section 4.l(a) or (b) if payment of interest and principal is made in accordance with the names and addresses and particulars contained in the Register.

     SECTION 1.1. Certain Terms Defined. The following terms (except as otherwise expressly provided or unless the context otherwise clearly requires) for all purposes of this Note shall have the respective meanings specified below. All accounting terms used herein and not expressly defined shall have the meanings given to them in accordance with generally accepted accounting principles, and the term "generally accepted accounting principles" shall mean such accounting principles which are generally accepted as of the time of any such determination. The terms defined in this Section 1.1 include the plural as well as the singular.

     "Affiliate" of any Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person. For the purposes of this definition, "control" when used with respect to any Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     "Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in the City of New York are authorized by law to close.

     "Event of Default" means any event or condition specified as such in
Section 4 which shall have continued for the period of time, if any, therein designated.

     "Person" means an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

     "Senior Indebtedness" means (a) all indebtedness of the Issuer for money borrowed (including without limitation obligations of the Issuer in respect of overdrafts, foreign exchange contracts, swaps, letters of credit, bankers' acceptance, or any loan or advance from a bank whether or not evidenced by promissory notes or other instruments) or incurred in connection with the acquisition of property, whether outstanding on the date of execution of this Note or thereafter created, assumed or incurred, including but not limited to, the Issuer's 6% Convertible Subordinated Debentures due 2011, the Issuer's 10% Senior Subordinated Notes due 1995 and the Issuer's 10-1/4% Senior Subordinated Notes due 1997, except (i) other notes issued pursuant to the Amended and Restated Securities Purchase Agreement between the Issuer and Masco Corporation,a Delaware corporation ("Masco"), dated as of November 23, 1993, all of which notes shall rank pari passu intersese, (ii) such indebtedness of the Issuer as is by its terms expressly stated to be not superior in right of payment to the Notes or to rank pari passu with the Notes, and (iii) indebtedness of the Issuer to an Affiliate of the Issuer provided that in no event will Masco Corporation or any Affiliate of Masco Corporation (other than the Issuer or Affiliates controlled by the Issuer) be deemed to be an affiliate of the Issuer for purposes of this definition of Senior Indebtedness, (b) any guaranty, endorsement or other contingent obligation of the Issuer in respect of, or to purchase or otherwise acquire, any indebtedness of another for money borrowed or incurred in connection with the acquisition of property, and (c) any deferrals, renewals or extensions of any such Senior Indebtedness, or debentures, notes or other evidences of indebtedness issued in exchange for such Senior Indebtedness. The term "indebtedness of the Issuer for money borrowed" as used in the foregoing sentence shall mean any obligation of the Issuer for borrowed money, whether or not evidenced by notes or other written obligations, and any indebtedness of the Issuer evidenced by bonds, notes or debentures or other similar instruments. The term "indebtedness of the Issuer incurred in connection with the acquisition of property" as used in the first sentence of this definition shall mean any purchase money obligation (whether or not secured by any lien or other security interest) created or assumed as all or part of the consideration for the acquisition of property whether by purchase, merger, consolidation or otherwise (but not including any account payable or any other obligation created or assumed by the Issuer in the ordinary course of business in connection with the obtaining of materials or services) and any indebtedness arising under a lease of property, equipment or other assets which, pursuant to generally accepted accounting principles then in effect, is classified as a liability on the Issuer's balance sheet.

     "Stated Maturity Date" means [the date that is five years from the date of issuance]

     "Subsidiary" means, with respect to any Person, any corporation or other entity of which a majority of the capital stock or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person.

     SECTION 2.1. Payment of Principal and Interest. No provision of this Note shall alter or impair the obligations of the Issuer, which are absolute and unconditional, to pay the principal of and interest on this Note at the place, times, and rate, and in the currency, herein prescribed.

     SECTION 3.  Covenants.

     SECTION 3.1. Offices for Notices and Transfers, etc. So long as any of the Notes remain outstanding, the Issuer will maintain an office or agency where the Notes may be presented for registration of transfer and for exchange and an office or agency where notices and demands to or upon the Issuer in respect of the Notes may be served. The Issuer will give to the holders of the Notes written notice of any change of location of any such office or agency thereof.

     SECTION 3.2. Provision as to Paying Agent. The Issuer shall act as its own paying agent and will, on or not more than seven days before each due date of the principal of or interest on the Notes, set aside, segregate and hold in trust for the benefit of the holders of the Notes of such series a sum suffi-cient to pay such principal or interest so becoming due.

     SECTION 3.3 Subordination of Subsidiary Indebtedness. The Issuer shall obtain an agreement from each of its Subsidiaries, comparable to the letter agreement dated January 29, 1987 between the Issuer and its subsidiaries executed in connection with the sale of convertible subordinated debentures and senior subordinated notes, to the effect that, so long as any Notes are outstanding, all indebtedness of the Issuer to such Subsidiary for money borrowed or incurred in connection with the acquisition of property shall be subordinated and junior in right of payment to the prior payment in full of all such Notes in the same manner and to the same extent as such Notes are subordinated and junior in right of payment to the prior payment in full of all Senior Indebtedness (as defined herein).

     SECTION 4.  Events of Default and Remedies.

     SECTION 4.1. Events of Default. "Event of Default", whenever used herein with respect to any Note means any one of the following events:

          (a) default in the payment of interest upon any Note when it becomes due and payable and continuance of such default for a period of 30 days; or

          (b) default in the payment of all or any part of the principal of any Note as and when the same shall become due and payable either at maturity, upon redemption, by declaration or otherwise; or

          (c) default in the performance, or breach, of any covenant of the Issuer in any Note (other than a covenant, a default in whose performance or whose breach is elsewhere in this Section or elsewhere in the corresponding provision in any such other Note specifically dealt with), and continuance of such default or breach for a period of 90 days after there has been given, by registered or certified mail, to the Issuer by the holders of at least 25% in principal amount of the outstanding Notes, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" under the Notes; or

          (d) a court having jurisdiction in the premises shall enter a decree or order for relief in respect of the Issuer in an involuntary case under any applicable bankruptcy, insolvency or other similar law or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or other similar official of the Issuer or for any substantial part of its property, or ordering the winding-up or liquidation of its affairs and such decree or order shall remain unstayed and in effect for a period of 90 consecutive days; or

          (e) the Issuer shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, shall consent to the entry of an order for relief in an involuntary case under any such law, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Issuer or of any substantial part of its property, or shall make any general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due.

     If an Event of Default described in clause (a), (b) or (c) occurs and is continuing, then, and in each and every such case, unless the principal of all of the Notes shall have already become due and payable, the holders of not less than 25% in aggregate principal amount of the Notes of this Series then outstanding, by notice in writing to the Issuer, may declare the entire principal of all the Notes and the interest accrued thereon, if any, to be due and payable immediately, and upon any such declaration the same shall become immediately due and payable. If an Event of Default described in clause (d) or
(e) occurs, the principal of and accrued interest on the Notes shall become and be immediately due and payable without any declaration or other act on the part of any holder of Notes.

     The foregoing provisions, however, are subject to the condition that if, at any time after the principal of the Notes shall have been so declared due and payable, and before any judgment or decree for the payment of the moneys due shall have been obtained or entered as hereinafter provided, the Issuer shall pay or shall deposit in trust for the benefit of the holders of the Notes a sum sufficient to pay all matured installments of interest upon all of the Notes and the principal of the Notes (with interest upon such principal and, to the extent that payment of such interest is enforceable under applicable law, on overdue installments of interest to the date of such payment or deposit) and if any and all Events of Default under this Note other than the non-payment of the principal shall have been cured, waived or otherwise remedied as provided herein, then and in every such case the holders of a majority in aggregate principal amount of the Notes then outstanding, by written notice to the Issuer, may waive all defaults with respect to the Notes and rescind and annul such declaration and its consequences, but no such waiver or rescission and annulment shall extend to or shall affect any subsequent default or shall impair any right consequent thereon.

     SECTION 4.2. Powers and Remedies Cumulative; Delay or Omission Not Waiver of Default. All powers and remedies given by this Section 4 to the holders of Notes shall, to the extent permitted by law, be deemed cumulative and not exclusive of any thereof or of any other powers and remedies available to the holders of the Notes, by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and agreements contained in this Note and no delay or omission of any holder of any of the Notes to exercise any right or power accruing upon any default occurring and continuing as aforesaid shall impair any such right or power, or shall be construed to be a waiver of any such default or an acquiescence therein; and, every power and remedy given by this Note or by law to the holders of Notes may be exercised from time to time, and as often as shall be deemed expedient, by the holders of Notes.

     SECTION 4.3. Waiver of Past Defaults by Majority of Holders. Subject to Section 4.1, the holders of a majority in aggregate principal amount of the Notes at the time outstanding may on behalf of the holders of all of the Notes waive such default or Event of Default and its consequences except a default in the payment of principal of or interest on any of the Notes. Upon any such waiver the Issuer and the holders of the Notes shall be restored to their former positions and rights hereunder, but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon. Whenever any default or Event of Default shall have been waived as permitted by this Section 4.3, said default or Event of Default shall for all purposes of the Notes be deemed to have been cured and to be not continuing.

     SECTION 5.  Redemption.

     SECTION 5.1. Optional Redemption. The Notes may be redeemed at the option of the Issuer as a whole, or from time to time in part, at any time prior to maturity, at a price equal to the principal amount of the Notes so redeemed, together in each case with accrued interest to the date fixed for redemption, upon mailing notice of such redemption not less than 30 nor more than 60 days prior to the date fixed for redemption to the holders of Notes at their last addresses as the same appear on the Register. Such mailing shall be by first class mail. The notice if mailed in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the holder receives such notice. In any case, failure to give such notice by mail or any defect in the notices to the holder of any Note designated for redemption shall not affect the validity of the proceedings for the redemption of any other Note.

     If less than all of the Notes are to be redeemed, the Issuer will select (a) by lot or by such other manner as may be prescribed by resolution of the Board of Directors of the Issuer and (b) to the extent Masco, or any Subsidiary thereof, holds Notes, the Issuer shall allow Masco to select, in its sole discretion, the specific Notes then owned by Masco or its Subsidiaries to be redeemed (provided that Masco informs the Issuer no later than the day prior to the date of such redemption of the specific
Notes selected for redemption), the Notes or portions thereof (in integral multiples of $1,000) to be redeemed in a minimum amount of

$1,000,000 unless less than $1,000,000 of the Notes remain outstanding in which case all of the Notes must be redeemed.

     Upon presentation of any Note redeemed in part only, the Issuer shall execute and deliver to the holder thereof, at the expense of the Issuer, a new Note or Notes of authorized denomina-tions, in principal amount equal to the unredeemed portion of the Note so presented.

     SECTION 5.2. Change of Control Put. (a) The holder of this Note shall have the right, at such holder's option, upon the giving of notice of the occurrence of any event described in clause (b) below, and subject to the terms and provisions hereof, to tender any Note, in whole or in part, without regard to whether the Note is then otherwise redeemable, for cash in an amount equal to the principal amount of such Note plus accrued interest to the date fixed for redemption. Such redemption shall occur on the sixty-fifth day after the date of the notice provided pursuant to clause (c) below (the "Mandatory Redemption Date"). The holder's right to tender shall continue up to the sixtieth day after the date of such notice and shall be exercised by any surrender of such Note to the office or agency to be maintained by the Issuer pursuant to Section 3.1, accompanied by written notice that the holder elects to tender such Note and (if so required by the Issuer) by a written instrument or instruments of transfer in form satisfactory to the Issuer duly executed by the holder or such holder's duly authorized legal representative and transfer tax stamps or funds therefor, if required. All Notes surrendered for redemption shall be cancelled by the Issuer.

      (b) The holder's right to tender under clause (a) above shall be triggered upon the occurrence of either of the following events:

          (i) Any person or group (an "other entity"), within the meaning of Section 13(d) (3) of the Securities Exchange Act of 1934, shall attain beneficial ownership, within the meaning of Rule 13d-3 adopted under the Securities Exchange Act of 1934, of at least 50% of the voting power for election of the Directors of the Issuer, unless approved in advance by a majority of the Issuer's Continuing Directors has hereinafter defined), or

          (ii) The Issuer, directly or indirectly, consolidates or merges with any other entity or sells or leases its prop-erties and assets substantially as an entirety to any other entity, unless approved in advance by a majority of the Issuer's Continuing Directors.

      A "Continuing Director" is a Director who is a member of the Board of Directors of the Issuer elected by stockholders prior to the time the other entity acquires in excess of 10% of the voting power for the election of Directors of the Issuer or a person recommended to succeed a Continuing Director by a majority of the Continuing Directors.

      (c) The Issuer shall mail to each holder of Notes at such holder's last address appearing on the Register, as promptly as possible but in any event not more than ten days after learning of an occurrence specified in subclause (b) (i) above or not more than ten days after an occurrence specified in subclause (b) (ii) above, a notice stating that the event specified in the notice has occurred and that each holder has the right to tender such holder's Notes for cash pursuant to the terms hereof. Upon demand to the Issuer at any time by any holder of Notes, such notice shall be mailed to each holder of Notes, unless the Issuer can demonstrate to the holder's satisfaction that no event described in clause (b) has occurred.

      (d) On or before the sixty-second day after the date of the notice provided pursuant to clause (c) above, the Issuer shall set aside, segregate and hold in trust for the benefit of the holders of the Notes to be redeemed an amount of money sufficient to pay the principal of, and accrued interest on, all the Notes to be redeemed on the Mandatory Redemption Date.

      (e) After giving the notice of redemption as provided above, the Notes to be redeemed shall, on the Mandatory Redemption Date, become due and payable at a price equal to the principal amount thereof plus accrued interest and from and after such date (unless the Issuer shall default in the payment of principal and accrued interest thereon) such Notes shall cease to bear interest. Upon surrender of any such Note for redemption in accordance herewith, such Note shall be paid on the Mandatory Redemption Date by the Issuer at a price equal to the principal amount thereof, together with accrued interest to the Mandatory Redemption Date.

     If any Note to be redeemed shall not be so paid on the Mandatory Redemption Date, the principal and accrued interest thereon shall, until paid, bear interest from the Mandatory Redemption
Date at the Overdue Rate.

     (f) Notes may be redeemed in whole or in any integral multiple of $1,000. Any Note which is to be redeemed only in part shall be surrendered at an office or agency of the Issuer designated for that purpose (with, if the Issuer so requires, due endorsement by, or a written instrument to transfer in form satis-factory to the Issuer duly executed by, the holder thereof or such holder's attorney duly authorized in writing), and the Issuer shall execute and deliver to the holder of such Note without service charge, a new Note or Notes, of any authorized denomination in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal amount.

     SECTION 6.  Subordination of Notes.

     SECTION 6.1. Agreement to Subordinate. The Issuer covenants and agrees, and each holder of Notes by such holder's acceptance thereof likewise covenants and agrees, that all Notes shall be issued subject to the provisions of this Section; and each Person holding any Note, whether upon original issue or upon transfer or assignment thereof, accepts and agrees to be bound by such provisions. The provisions of this Section are made for the benefit of the holders of Senior Indebtedness, and such holders shall, at any time, be entitled to enforce such provisions against the Issuer or any holders of Notes.

     All Notes shall, to the extent and in the manner hereinafter in this Section set forth, be subordinate and junior in right of payment to the prior payment in full of all Senior Indebtedness.

     SECTION 6.2. No Payment on Notes if Senior Indebtedness in Default. No payment on account of principal or interest on the Notes shall be made unless full payment of amounts then due for principal, premium, if any, sinking funds and interest on all Senior Indebtedness has been made or duly provided for. No payment on account of principal or interest on the Notes shall be made if, at the time of such payment or immediately after giving effect thereto, (i) there shall exist a default in the payment of principal, premium, if any, sinking funds or interest with respect to any Senior Indebtedness, or (ii) there shall have occurred an event of default (other than a default in the payment of principal, premium, if any, sinking funds or interest) with respect to any Senior Indebtedness, as defined therein or in the instrument under which the same is outstanding, permitting the holders thereof to accelerate the maturity thereof, and such event of default shall not have been cured or waived or shall not have ceased to exist.

     SECTION 6.3. Priority of Senior Indebtedness. In the event of any insolvency or bankruptcy proceedings, and any receivership, liquidation, reorganization under the Federal Bankruptcy Code or any other similar applicable Federal or state law, or other similar proceedings in connection therewith, relative to the Issuer or to its creditors, as such, or to its property, and in the event of any proceedings for voluntary liquidation, dissolution or other winding up of the Issuer or assignment for the benefit of creditors or any other marshalling of assets of the Issuer, whether or not involving insolvency or bankruptcy, then the holders of Senior Indebtedness shall be entitled to receive payment in full of all principal of and premium, if any, and interest on all Senior Indebtedness including interest on such Senior Indebtedness after the date of filing of a petition or other action commencing such proceeding before the holders of the Notes are entitled to receive any payment on account of the principal of or interest on the Notes and any payment or distri- bution of any kind or character which may be payable or deliver able in any such proceedings in respect of the

 Notes, except securities which are subordinate and junior in right of payment to the payment of all Senior Indebtedness then outstanding, shall be paid by the person making such payment or distribution directly to the holders of Senior Indebtedness to the extent necessary to make payment in full of all Senior Indebtedness, after giving effect to any concurrent payment or distribution to the holders of Senior Indebtedness. In the event that any payment or distribution of cash, property or securities shall be received by the holders of the Notes in contravention of this Section before all Senior Indebtedness is paid in full, or provision made for the payment thereof, such payment or distribution shall be held in trust for the benefit of and shall be paid over to the holders of such Senior Indebtedness or their repre- sentative or representatives, or to the trustee or trustees under any indenture under which any instrument evidencing any of such Senior Indebtedness may have been issued, as their respective interests may appear, to the extent necessary to pay in full all Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness.

     In the event that any Note is declared due and payable before its expressed maturity because of the occurrence of an Event of Default (under circumstances when the provisions of the first paragraph of this Section shall not be applicable), the holders of the Senior Indebtedness outstanding at the time the Notes so become due and payable because of such occurrence of such an Event of Default shall be entitled to receive payment in full of all principal of and premium, if any, and interest on all Senior Indebtedness before the holders of the Notes are entitled to receive any payment on account of the principal of or interest on the Notes.

     SECTION 6.4. Subrogation of Notes. Subject to the payment in full of all Senior Indebtedness, the holders of the Notes shall be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of assets of the Issuer made on the Senior Indebtedness until the principal of and interest on the Notes shall be paid in full; and, for the purposes of such subrogation, no payments or distributions to the holders of Senior Indebtedness of any cash, property or securities to which the holders of the Notes would be entitled except for the provisions of this Section, and no payment over pursuant to the provisions of this Section to the holders of Senior Indebtedness by holders of the Notes, shall, as between the Issuer, its creditors other than the holders of Senior Indebtedness, and the holders of Notes, be deemed to be a payment by the Issuer to or on account of Senior Indebtedness, and no payments or distributions to the holders of the Notes of cash, property or securities payable or distributable to the holders of the Senior Indebtedness to which the holders of the Notes shall become entitled pursuant to the provisions of this Section, shall, as between the Issuer, its creditors other than the holders of Senior Indebtedness, and the holders of the Notes, be deemed to be a payment by the Issuer to the holders of or on account of the Notes.

     SECTION 6.5. Issuer Obligation to Pay Unconditional. The provisions of this Section are solely for the purpose of defining the relative rights of the holders of Senior Indebtedness on the one hand, and the holders of the Notes on the other hand, and nothing herein shall impair, as between the Issuer and the holders of the Notes, the obligation of the Issuer, which is unconditional and absolute, to pay to the holders thereof the principal thereof and interest thereon in accordance with the terms of the Notes nor shall anything herein prevent the holders of the Notes from exercising all remedies otherwise permitted by applicable law or under the Notes upon default under the Notes, subject to the rights of holders of Senior Indebtedness under the provisions of this Section to receive cash, property or securities otherwise payable or deliverable to the holders of the Notes.

     SECTION 7.  Miscellaneous.

     SECTION 7.1. Modification of Notes. The Notes may be modified without prior notice to any holder but with the written consent of the holders of a majority in principal amount of the Notes. Subject to Section 4.1 and Section 4.3, the holders of a majority in principal amount of the Notes may waive compliance by the Issuer with any provision of the Notes without prior notice to any holder. However, without the consent of each holder affected, an amendment, supplement or waiver may not (1) reduce the amount of Notes whose holders must consent to an amendment, supplement or waiver, (2) reduce the rate or extend the time for payment for interest on any Notes, (3) reduce the principal amount of or extend the fixed maturity of any Notes or alter the redemption provisions with respect thereto or (4) make any Notes payable in money or property other than as stated in the Notes.

     The Issuer will use its best efforts to qualify an indenture with respect to this Note at or prior to the time such qualification is required under the Trust Indenture Act of 1939, as amended, or similar law then in effect.

     SECTION 7.2. Miscellaneous. This Note shall be deemed to be a contract under the laws of the State of Michigan and for all purposes shall be construed in accordance with the laws of said State, except as may otherwise be required by mandatory provi- sions of law. The parties hereto, including all guarantors or endorsers, hereby waive presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Note, except as specifically provided herein, and assent to extensions of the time of payment, or forbearance or other indulgence without notice. The holder of this Note by acceptance of this Note agrees to be bound by the provisions (including the subordination provisions) of this Note which are expressly binding on such holder. In determining whether the holders of the requisite aggregate principal amount of Notes have concurred in any direction, consent or waiver as pro- vided under the Notes, Notes which are owned by the Issuer or any Subsidiary of the Issuer shall be disregarded and deemed not to be outstanding for the purpose of any such determination. The Section headings herein are for convenience only and shall not affect the construction hereof.

     IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed under its corporate seal.

Dated:

[Seal]                                            MASCOTECH, INC.


                                                  By:
                                                  Name:
                                                  Title:

                            AGREEMENT

      This Agreement is dated as of November 23, 1993 between MascoTech, Inc., a Delaware corporation (the "Company"), and
Masco Corporation, a Delaware corporation ("Masco").

      WHEREAS, in addition to certain shares of Company common stock, par value $1.00 per share (the "Common Stock"), and warrants to purchase Common Stock, Masco holds (i) $130 million (the "Masco Debentures") of the Company's 6% Convertible Subordinated Debentures Due 2011 (the "Debentures"), which are redeemable at any time by the Company and convertible at any time into Common Stock at $18 per share of Common Stock, and (ii) the one million outstanding shares of the Company's 10% Exchangeable Preferred Stock (the "Preferred Stock").

      WHEREAS, the Company has been contemplating calling for redemption all of the Debentures (including the Masco
Debentures), and Masco is willing to refrain from selling or otherwise disposing of Common Stock or other Company securities for a period of time in order to facilitate the call for redemption of all of the Debentures.

      WHEREAS, it is in the interest of the Company to repurchase the Preferred Stock for cash in order to reduce its financing costs and such repurchase is not inconsistent with Masco's previously stated intention to reduce its investment in the Company.

      WHEREAS, the Company and Masco have entered into a Securities Purchase Agreement dated as of March 31, 1993 (the "Securities Purchase Agreement") pursuant to which Masco has agreed to purchase from the Company at its request on or before March 31, 1995 additional preferred stock or subordinated debt securities for an aggregate purchase price of up to $200 million, and the parties desire to amend and restate the Securities Purchase Agreement in certain respects.

      WHEREAS, the Company and Masco have entered into a Stock Repurchase Agreement dated as of May 1, 1984, as amended (the "Stock Repurchase Agreement"), pursuant to which the Company has agreed to repurchase from Masco,until May 1, 1994, such number of shares of Common Stock as may be necessary to prevent Masco's Common Stock ownership interest in the Company from exceeding 49%, and the parties are agreeable to extending the term thereof.

      NOW, THEREFORE, the parties agree as follows:

      1. Conversion of Debentures. Masco agrees that (a) on or before December 31, 1993 it will surrender for conversion the Masco Debentures, and (b)it will not sell or otherwise dispose of any Common Stock, warrants to purchase Common Stock or Debentures (whether now held or acquired on conversion) on or before December 31, 1993. If Masco surrenders the Masco Debentures for conversion prior to December 15, 1993, the Company will pay Masco an amount equal to the interest accrued on the Masco Debentures from the last regular semi-annual interest payment date to the date of conversion.

      2. Repurchase of Preferred Stock. The Company shall repurchase the Preferred Stock for $100 per share, plus an amount equal to accrued and unpaid dividends from October 1, 1993 to the date of repurchase, payable in cash on the date of such repurchase. Such repurchase shall occur as soon as practicable after the execution of this Agreement.

      3. Amendment to Securities Purchase Agreement. Concurrently herewith the parties are entering into an Amended and Restated Securities Purchase Agreement. The parties hereby confirm that all securities issuable pursuant to the Amended and Restated Securities Purchase Agreement will be "Registrable Securities" under the Registration Agreement between them dated as of March 31, 1993.

      4. Amendment to Stock Repurchase Agreement. The parties hereby amend Paragraph 1 of the Stock Repurchase Agreement by deleting the date "May 1, 1994" and substituting therefor the date "May 1, 2004". Except as otherwise specifically set forth herein, the Stock Repurchase Agreement shall continue in full force and effect.

      5. Representations and Warranties. (a) Each party represents and warrants to the other that the following statements are true and correct as of the date hereof and will be true and correct at the time Masco surrenders the Masco
Debentures for conversion and at the time of the repurchase of the Preferred Stock:

            (i) It is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and is authorized by its certificate of incorporation to carry on its business as now conducted.

          (ii) The execution, delivery and performance of this Agreement by such party and the consummation by such party of the transactions contemplated hereby are within the corporate powers of such party and have been duly authorized by all necessary corporate action on its part. This Agreement constitutes a valid and binding agreement of such party.

            (iii) No authorization, consent or approval of, or registration or filing with, any governmental or public body or regulatory authority is required and which has not been obtained on the part of such party for the execution, delivery and performance of this Agreement by such party.

          (iv) The execution, delivery and performance of this Agreement by such party do not result in any violation by it of any of the terms or provisions of its certificate of incorporation or by-laws or of any indenture, mortgage or other agreement or instrument by which it or any of its Subsidiaries (as hereinafter defined) is bound.

      (b) Masco represents and warrants to the Company that Masco has, and at the time of the repurchase of the Preferred Stock will have, unencumbered title to the Preferred Stock, free and clear of any Liens (as hereinafter defined), and delivery by Masco of the Preferred Stock will pass unencumbered title to the Company, free and clear of any Liens .

      (c) The Company represents and warrants to Masco that the repurchase of the Preferred Stock from Masco will be effected in compliance with the Delaware General Corporation Law.

      6. Legal Opinions. Concurrently with the execution hereof, Masco is delivering to the Company an opinion of John R. Leekley, counsel to Masco, and the Company is delivering to Masco an opinion of Dykema Gossett, counsel to the Company, in each case dated the date hereof and to the effect of certain of the matters specified in Paragraph 5 hereof.

      7. Definitions. The following terms, as used herein, have the following meanings:

            (a) "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset.

            (b) "Person" means an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

            (c) "Subsidiary" means, with respect to any Person, any corporation or other entity of which a majority of the capital stock or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person.

      8. Captions. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

     WHEREFORE, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                    MASCO CORPORATION


                                    By  /s/Richard G. Mosteller
                                      Its Senior Vice President -
                                           Finance


                                    MASCOTECH, INC.


                                    By  /s/Timothy Wadhams
                                      Its Vice President -
                                           Controller

                         AMENDMENT NO. 1 TO AMENDED AND
                     RESTATED SECURITIES PURCHASE AGREEMENT


      This Amendment is made as of October 31, 1996, between Masco Corporation, a Delaware corporation ("Masco"), and MascoTech, Inc., f/k/a Masco Industries, Inc., a Delaware corporation (the "Company" or the "Issuer"), concerning that certain Amended and Restated Securities Purchase Agreement (the "Securities Purchase Agreement"), dated as of November 23, 1993, between Masco and the Company. All capitalized terms not otherwise defined in this Amendment shall have the meanings given them in the Securities Purchase Agreement.

      A. Masco holds 24,824,690 shares of the Common Stock, par value $1.00 per share, of the Company (the "Tech Common Stock");

      B. Concurrently herewith, the Company has, among other things, repurchased from Masco 17,000,000 shares of Tech Common Stock;

      C. In connection therewith, Masco and the Company desire to amend certain provisions of the Securities Purchase Agreement as set forth herein.

      IN CONSIDERATION of the mutual covenants and agreements contained in this Amendment, the parties agree to amend the Securities Purchase Agreement as follows:

      1.    Paragraph 1(b) is hereby amended to read in its entirety as follows:

            (b) The Securities shall be issued in separate series with the interest rate on each such series being a rate per annum that is the higher of: (I) 400 basis points over the average Treasury Rate (as hereinafter defined) for the week preceding the week in which the notice of purchase referred to in Paragraph 2 is given to Masco; or
            (ii) 75 basis points over the Comparable Debt Issuance Rate (as hereinafter defined).

            "Treasury Rate" means the rate for noncallable direct obligations of the United States ("Treasury Notes") having a remaining maturity of five years, as published in the Federal Reserve Statistical Release H.15(519) (or any successor publication provided by the Board of Governors of the Federal Reserve System) under the heading "Treasury Constant Maturities." If a rate for Treasury Notes having a remaining maturity of five years has not been so published or reported for the preceding week as provided above by 1:00 P.M., New York City time, on the day such notice is given to Masco, then the Treasury Rate shall be calculated by the

 Company and shall be a yield to maturity (expressed as a bond equivalent, on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) of the arithmetic mean of the secondary market bid rates, as of approximately 1:30 P.M., New York City time, on the date of such notice, of three leading primary United States government securities dealers selected by the Company for the purchase of Treasury Notes with a remaining maturity of five years.

            The "Comparable Debt Issuance Rate" means a per annum rate of interest determined as follows:

            Each of the Company and Masco shall select an investment banker within 3 business days from the date the notice of purchase referred to in Paragraph 2 is given to Masco, and those two investment bankers shall have 3 business days to select a third investment banker. Each of the three investment bankers shall have qualifications with respect to the sale of debt instruments of manufacturing and industrial companies. Each of the three investment bankers shall have 3 business days to determine, in its good faith opinion, the per annum rate of interest that the Company would be required to pay if it were to issue the relevant series of Securities to third party investors in a transaction negotiated at arms'-length and priced as of the date the notice of purchase referred to in Paragraph 2 is given to Masco, and each banker shall set forth its conclusion in a letter addressed to each of Masco and the Company and delivered to each of them by 12:00 noon EST on the 10th day from the date of the notice of purchase given to Masco.
            The arithmetic mean of the interest rates determined by each of the three investment bankers shall be the Comparable Debt Issuance Rate.

            2. Paragraph 2(a) is hereby amended to read in its entirety as follows:

            (a) Subject to the terms and conditions set forth herein, Masco agrees to purchase, at par, at any time or from time to time on or before March 31, 2002, upon the Company's written notice, up to $200 million aggregate principal amount of Securities (the "Commitment"). The Company's written notice shall specify the principal amount of Securities that Masco is required to purchase (which for each respective issuance of Securities shall be $10 million or any larger multiple of $1,000,000). The interest rate for such Securities shall be determined in accordance with the provisions of Paragraph 1(b).

     3. The first sentence of Paragraph 3(a) is hereby amended to read in its entirety as follows:

            (a) Any closing of a sale of Securities to Masco hereunder shall occur at Masco's offices on the 10th Business Day (as hereinafter defined) after the Company gives Masco the written notice referred to in Paragraph 2.

     4. Section 5.2(b) of the Form of Subordinated Note attached as Exhibit A to the Securities Purchase Agreement is hereby amended to read in its entirety as follows:

            (b) The holder's right to tender under clause (a) above shall be triggered upon the occurrence of either of the following events:

                  (i) Any person or group (an "other entity"), within the meaning of Section 13 (d) (3) of the Securities Exchange Act of 1934, shall attain beneficial ownership, within the meaning of Rule 13d-3 adopted under the Securities Exchange Act of 1934, or at least 50% of the voting power for election of the Directors of the Issuer, or,

                  (ii) The Issuer, directly or indirectly, consolidates or merges with any other entity or sells or leases its properties and assets substantially as an entirety to any other entity, provided that this clause shall not apply to a transaction in which the Company is the surviving company in any merger or consolidation and in which the stock issued in such a transaction is less than 40% of the common stock of the Company issued and outstanding after the transaction.

      5. A new Section 2 (c) is hereby added to read in its entirety as follows:

            (c) The Commitment shall terminate upon the occurrence of either of the following events:

                  (i) Any person or group (an "other entity"), within the meaning of Section 13 (d) (3) of the Securities Exchange Act of 1934, shall attain beneficial ownership, within the meaning of Rule 13d-3 adopted under the Securities Exchange Act of 1934, or at least 50% of the voting power for election of the Directors of the Issuer, or,

            (ii) The Issuer, directly or indirectly, consolidates or merges with any other entity or sells or leases its properties and assets substantially as an entirety to any other entity, provided that this clause shall not apply to a transaction in which the Company is the surviving company in any merger or consolidation and in which the stock issued in such a transaction is less than 40% of the common stock of the Company issued and outstanding after the transaction.

      6. All other terms and conditions of the Securities Purchase Agreement are hereby ratified and confirmed and remain in full force and effect.

            IN WITNESS WHEREOF, the parties have duly executed] and delivered this Amendment as of the date first above written.



                                            MASCO CORPORATION



                                            By:/s/ John R. Leekley
                                            Name:  John R. Leekley
                                            Title: Senior Vice President and
                                                     General Counsel


                                            MASCOTECH, INC.



                                            By: /s/ Timothy Wadhams
                                            Name:  Timothy Wadhams
                                            Title: Vice President-Controller and
                                                         Treasurer